UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010 (October 12, 2010)

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A hereby amends and supplements the Current Report on Form 8-K of Barnes & Noble, Inc. (the “Company”) originally filed with the Securities and Exchange Commission on October 4, 2010, to include the final certified voting results received from the independent inspector of elections on October 12, 2010 with respect to the 2010 Annual Meeting of Stockholders of the Company held on September 28, 2010 (the “Annual Meeting”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Election of Directors. The Company’s stockholders elected the Board of Directors’ nominees as Directors of the Company by the following vote:

Nominees of the Board of Directors of the Company

Name	Votes For	Votes Withheld
Leonard Riggio	26,477,108	375,286
David G. Golden	26,483,276	369,118
David A. Wilson	26,486,135	366,259

Nominees of Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P. (together, “Yucaipa”)

Ronald W. Burkle	23,024,831	536,852
Stephen F. Bollenbach	23,351,694	209,989
Michael S. McQuary	23,119,362	442,321

Messrs. Riggio and Golden and Dr. Wilson will hold office until the 2013 Annual Meeting of Stockholders of the Company and until their respective successors are elected and qualified.

Ratification of the Appointment of BDO USA, LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending April 30, 2011. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions
49,994,350	316,098	103,626

Yucaipa’s Proposal to Amend the Company’s Rights Agreement, dated as of November 17, 2009, as amended February 17, 2010 and June 23, 2010, between the Company and Mellon Investor Services LLC. The Company’s stockholders rejected the proposal by the following vote:

Votes For	Votes Against	Abstentions
23,768,009	26,523,295	122,766

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: October 13, 2010	By:	/s/ Eugene V. DeFelice
	Name:	Eugene V. DeFelice
	Title:	Vice President, General Counsel and Corporate Secretary